Exhibit 10.1 (b)
December 10, 2009
Via Email
Mr. Jon Eckhouse
Two Lincoln Centre
The CIT Group/Business Credit, Inc.
5420 LBJ Freeway, Suite 200
Dallas, TX 75240

Re:	Amended and Restated Revolving Credit Agreement dated as of March 29, 2007 among Sterling Chemicals, Inc. (“Sterling”), Sterling Chemicals Energy, Inc., The CIT Group/Business Credit, Inc. (“CIT”) and Wachovia Bank, National Association (as amended, the “Credit Agreement”)
Dear Jon:
                          As discussed, we recently determined that it is no longer beneficial for Sterling to continue the Credit Agreement due to low working capital requirements of its current businesses and its significant cash position. Accordingly, please accept this letter as notice of Sterling’s election to terminate the Agreement pursuant to Section 2.2.3 of the Agreement effective as of January 24, 2010.
                          We greatly appreciate the support CIT has provided Sterling over the past ten years. Please contact me directly at 713-654-9556 if you have any questions.
Sincerely,
Sterling Chemicals, Inc.
/s/ Bruce Moore
Bruce Moore
Vice President, Treasurer

cc:	Kenneth M. Hale
Wachovia Bank, National Association
1201 Main Street, Suite 1625
Dallas, TX 75202
Attn: Joe Curdy
joe.curdy@wachovia.com